EXECUTION COUNTERPART



                       FIRST AMENDMENT TO CREDIT AGREEMENT


          This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Agreement" or this "Amendment"), dated as of July 29, 1996, is entered into by and among GWALTNEY OF SMITHFIELD, LTD., a Delaware corporation (for itself and as successor by merger to Esskay, Inc) ("Gwaltney"), THE SMITHFIELD PACKING COMPANY, INCORPORATED, a Virginia corporation ("Packing"), PATRICK CUDAHY INCORPORATED, a Delaware corporation ("Cudahy") BROWN'S OF CAROLINA, INC., a North Carolina corporation ("Brown's") and JOHN MORRELL & CO., a Delaware Corporation ("Morrell"; Gwaltney, Packing, Cudahy, Brown's and Morrell being individually referred to as a "Borrower" and collectively referred to as the "Borrowers"),
and   COOPERATIEVE   CENTRALE   RAIFFEISEN-BOERENLEENBANK   B.A.,   "Rabobank
Nederland", New York Branch (individually, "Rabobank"), as Agent for the Banks (the "Agent"), and each financial institution a party hereto (being individually referred to as a "Bank" and collectively referred to as the "Banks") agree as follows:.


                             PRELIMINARY STATEMENTS

          (1) The Borrowers, the Agent and the Lenders have entered into a Fourth Amended, Restated and Continued Credit Agreement, dated as of April 30, 1996 (as amended, the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

          (2) Effective June 13, 1996, Esskay, Inc., a Delaware corporation and a Borrower under the Credit Agreement was merged into Gwaltney.

          (3) The parties hereto desire to amend the Credit Agreement to extend the Facility A Termination Date and the Facility B Termination Date.

          NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                    ARTICLE I

                       FIRST AMENDMENT TO CREDIT AGREEMENT

          SECTION 1.1.  Amendment to Credit Agreement.

          (a) The Credit Agreement shall be, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section
2.01 hereof, amended as follows:

                (i) The date "July 29, 1996" in the fourth line of section 1.01(a) as the definition "Facility A Termination Date" is deleted and the date August 28, 1996 is substituted therefor.

                (ii) The date "July 29, 1997" in the fifth line of section 1.01(b) as the definition "Facility B Termination Date" is deleted and the date August 28, 1997 is substituted therefor.

                (iii) The date "July 30, 1996" in the first line of section 5.01(f) as the date prior to which the mergers of Morrell's subsidiaries as described therein will be effected is deleted and the date October 30, 1996 is substituted therefor.

                (iv) Schedule 6.01(d) to the Credit Agreement is deleted in its entirety and the Schedule 6.01(d) attached hereto is substituted therefor.

          (b) The Credit Agreement shall be, effective as of July 31, 1996 and subject to the consummation of the closings of the Guarantor's sale of Notes in the aggregate stated principal amount of $199,707,354 pursuant to certain Note Purchase Agreements dated as of July 15, 1996 among the Guarantor and the purchasers thereunder and further subject to the satisfaction of the conditions precedent set forth in Section 2.01 hereof, further amended as follows:

                (i) The date "August 28, 1996" in the fourth line of section 1.01(a) as the definition "Facility A Termination Date" (as such definition shall have been amended by Section 1.01(a)(i) hereof) is deleted and the date July 28, 1997 is substituted therefor.

                (ii) The date "August 28, 1997" in the fifth line of section 1.01(b) as the definition "Facility B Termination Date" (as such definition shall have been amended by Section 1.01(b)(i) hereof) is deleted and the date July 29, 1998 is substituted therefor.

                                   ARTICLE II

                              CONDITIONS PRECEDENT

          SECTION 2.1. Conditions of Effectiveness. This First Amendment shall become effective on the date when, and only when, (a) the Agent shall have received counterparts of this Amendment duly executed by each of the parties hereto, (b) all outstanding fees and expenses of counsel to the Agent and the Lenders shall have been paid in full to the extent due and payable after giving effect to this Amendment, (c) the representations and warranties contained herein shall be true on and as of the date of the effectiveness of this Amendment (the "Effective Date"), there shall exist on the Effective Date, no Event of Default or Default and there shall exist no material adverse change in the financial condition, business operation or prospects of the Guarantor or its Subsidiaries since April 28, 1996, and the Borrowers are in compliance with the Borrowing Base requirements; and (d) the Agent additionally shall have received all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Agent and the
Lenders:

                (i) Copies of all documents evidencing all requisite corporate action of each Borrower (including any and all resolutions of the Board of Directors of each Borrower) authorizing the execution, delivery and performance of this First Amendment and the matters contemplated hereby, certified by the Secretary or Assistant Secretary of each Borrower;

                (ii) Duly executed copies of the First Amendment to Guaranty, in substantially the form of Exhibit A hereto;

                (iii) A favorable opinion of McQuire, Woods, Battle & Booth, special counsel for the Borrowers, in form and substance satisfactory to the Agent and the Lenders.

                (iv) An Officer's Certificate of each Borrower, dated the Effective Date, to the effect that the representations and warranties contained herein shall be true on and as of the Effective Date; there shall exist on the Effective Date, no Event of Default or Default;
          there shall exist no material adverse change in the financial condition, business operation or prospects of such Borrower since April 28, 1996; and the Borrowers are in compliance with the Borrowing Base requirements; and

                (v) Such other documents, instruments, approvals (and, if required by the Agent, certified duplicates of executed copies thereof) or opinions as the Agent or any Lender may reasonably request.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Representations and Warranties of the Borrowers. (a) Each of the Borrowers hereby repeats and confirms each of the representations and warranties made by it in the Credit Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Credit Agreement and the Loan Documents, in each case, as amended hereby.

          (b) Each of the Borrowers further represents and warrants as follows:

                (i) The execution, delivery and performance by such Borrower of this First Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) such Borrower's charter or by-laws, (B) any law or (C) any legal or contractual restriction binding on or affecting such Borrower; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

                (ii) No governmental approval is required for the due execution, delivery and performance by such Borrower of this First Amendment.

                (iii) This First Amendment constitutes the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with its terms.


                                   ARTICLE IV

                                  MISCELLANEOUS

          SECTION 4.1. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this First Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement and the Notes and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, each Security Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrowers under the Credit Agreement, the Notes and the other Loan Documents, in each case, as amended hereby.

          (c) The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

          SECTION 4.2. Costs and Expenses/Fees. The Borrowers jointly and severally agree to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this First Amendment and the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities under this Amendment. The Borrowers jointly and severally further agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this First Amendment and the other documents to be delivered hereunder and thereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section 4.02.

          SECTION 4.3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          SECTION 4.4. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               GWALTNEY OF SMITHFIELD, LTD.



                               By   /s/ Aaron D. Trub

                                  Title: Secretary and Treasurer


                               THE SMITHFIELD PACKING
                                  COMPANY, INCORPORATED



                               By  /s/ Aaron D. Trub

                                  Title: Secretary and Treasurer


                               PATRICK CUDAHY INCORPORATED



                               By  /s/ Aaron D. Trub

                                  Title: Secretary and Treasurer


                               BROWN'S OF CAROLINA, INC.



                               By  /s/ Aaron D. Trub

                                  Title: Secretary and Treasurer

                               JOHN MORRELL & CO.



                               By  /s/ Aaron D. Trub

                                  Title: Secretary and Treasurer


                               COOPERATIEVE CENTRALE
                                  RAIFFEISEN-BOERENLEENBANK,
                                  B.A., "RABOBANK NEDERLAND",
                                  NEW YORK BRANCH,
                                  individually and as Agent



                               By /s/ Joanna Solowski

                                  Authorized Officer



                               By /s/ Barbara Hyland

                                  Authorized Officer


                                NATIONSBANK, N.A.



                               By /s/ Michael R. Williams

                                  Title: Senior Vice President

                                DG BANK, DEUTSCHE
                                  GENOSSENSCHAFTSBANK,
                                  CAYMAN ISLANDS BRANCH



                               By /s/ [SIGNATURE ILLEGIBLE]
                                  Title: Senior Vice President



                               By /s/ [SIGNATURE ILLEGIBLE]
                                  Title: Assistant Vice President


                               THE SUMITOMO BANK, LIMITED,
                                  NEW YORK BRANCH



                               By /s/ [SIGNATURE ILLEGIBLE]

                                  Title: Joint General Manager


                               SUNTRUST BANK, ATLANTA



                               By /s/ Robert Honeycutt

                                  Title: Assistant Vice President



                               By /s/ Gregory L. Cannon

                                  Title: Vice President

                               CAISSE NATIONALE DE
                                    CREDIT AGRICOLE


                               By_________________________________
                                  Title:




                               BOATMEN'S FIRST NATIONAL
                                    BANK OF KANSAS CITY



                                By /s/ Ellen Isch

                                  Title: Vice President

                               FARM CREDIT SERVICES OF THE MIDLANDS, PCA
PCA


                                By /s/ R. Cleary

                                  Title: Vice President

          The undersigned as Guarantor under its Fourth Amended, Restated and Continued Guaranty dated as of April 30, 1996, as amended by Amendment No.1 to Guaranty dated as of July 26, 1996 and Amendment No. 2 to Guaranty dated as of July 29, 1996 (each a "Guaranty") hereby consents and agrees to the foregoing First Amendment. The undersigned hereby confirms and agrees that its Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except upon the effectiveness of the First Amendment, each reference in the undersigned's Guaranty to "the Credit
Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by such First Amendment. The undersigned agrees that no consent or acknowledgment by the undersigned is or shall be required with respect to any other amendment or modification of the Credit Agreement or any other Loan Document in order to ensure the continued effectiveness and enforceability of its Guaranty.

                                    SMITHFIELD FOODS, INC.


                                    By:    /s/ Aaron D. Trub

                                          Name: Aaron D. Trub
                                          Title:   Vice President, Secretary
                                            and Treasurer